STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

MICHAEL GIORDANO
CUTVERSION TECHNOLOGIES CORPORATION
6371 COLLINS RD# 916
JACKSONVILLE, FL 32244

Job:C20091202-3028
December 2, 2009

Special Handling Instructions:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Late Fee	20080481988-98	7/21/2008 10:30:35 AM	1	$75.00	$75.00
Annual List	20090833574-81	12/2/2009 3:36:49 PM	1	$125.00	$125.00
Total					$200.00

Payments

Type	Description	Amount
Credit	14387409120226034996	$200.00
Total		$200.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

MICHAEL GIORDANO
CUTVERSION TECHNOLOGIES CORPORATION
6371 COLLINS RD# 916
JACKSONVILLE, FL 32244

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.380)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20080797611-41
Filing Date and Time
12/08/2008 4:32 PM
Entity Number
E0459502008-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Cutversion Technologies Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article #3:

Number of Shares with Par Value: 40,000,000

Par Value per Share: $0.00001

Number of Share without Par Value: 0

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) ☒ incorporators ☐ board of directors

4. Effective date of filing: (optional) 12/5/08

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ______________________
Authorized Signature

X ______________________
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.